                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): November 30, 1998
                                                         -----------------



                               WAYNE BANCORP, INC.
                           ---------------------------
                            (Exact name of registrant
                          as specified in its charter)




Georgia                           33-31093-A                    58-1858246
-------------------------------------------------------------------------------
(State or other                  (Commission                 (I.R.S. Employer
jurisdiction of                  File Number)                Identification No.)
 incorporation)




818 South First Street, Jesup, Georgia                             31545
-------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)




       Registrant's telephone number, including area code: (912) 427-1359
                                                           --------------



                                       N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



                                Page 1 of 4 Pages
                       The Exhibit Index Appears on Page 4


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ITEM 5.  OTHER EVENTS.

        On November 30, 1998, Wayne Bancorp, Inc. ("Wayne") and First Banking Company of Southeast Georgia ("First Banking") entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Wayne will merge with First Banking by means of a tax-free exchange of common stock. The transaction will be accounted for as a pooling of interests. Consummation of the merger is subject, among other things, to the approval of the Merger Agreement by the shareholders of Wayne and the approval of appropriate federal and state regulatory authorities. It is expected that the merger will be completed in the first quarter of 1999.

        The Merger Agreement calls for an exchange of 1.57024 shares of First Banking common stock for each share of Wayne common stock.

        A copy of the Merger Agreement is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)     Financial Statements - None
(b)     Pro Forma Financial Information  -- None
(c)     Exhibits

        99.1 Agreement and Plan of Merger dated November 30, 1998 between First Banking Company of Southeast Georgia and Wayne Bancorp, Inc.





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                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Wayne Bancorp, Inc.



                                            By:  /s/ Douglas R. Harper
                                               --------------------------------
                                                Douglas R. Harper
                                                Chief  Executive Officer

Dated: December 21, 1998.


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                                  Exhibit Index


Exhibit No.         Description                                     Sequential Page Number
-----------         -----------                                     ----------------------
   99.1             Agreement and Plan of Merger dated November             Page 5
                    30, 1998 between First Banking Company of
                    Southeast Georgia and Wayne Bancorp, Inc.







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